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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of                                            July 16, 1998
earliest event reported)



                                SSE TELECOM, INC.
             (Exact name of registrant as specified in its charter)






   Delaware                         33-10965                    52-1466297
(State of or other              (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                            47823 Westinghouse Drive
                            Fremont, California 94539
                    (Address of principal executive offices)


                  Registrant's telephone number: (510) 657-7552


                                                         Page 1 of 5
                                                         Exhibit Index on Page 5


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On July 16, 1998, SSE Telecom, Inc. (the "Company" or "SSET") reacquired the stock ownership of its formerly wholly-owned subsidiary, Corporate Telecom Services, Inc. ("CTSI"). In 1989, SSET transferred its 100 percent ownership interest in CTSI pursuant to a trust agreement (the "Trust Agreement"), and the ownership has been held under the trust since that date. Effective July 16, 1998, the trust was terminated and the ownership of CTSI reconveyed to SSET.

         The Trust Agreement was entered into effective February 23, 1989 among SSET, CTSI and Wilbur L. Pritchard, as trustee (the "Trustee" or "Mr. Pritchard"). A copy of the Trust Agreement is filed as an exhibit. In 1989, CTSI was an applicant before the Federal Communications Commission ("FCC") for the award of certain cellular telephone licenses for certain rural statistical areas ("RSA"), and was a wholly-owned subsidiary of SSET. In February 1989, SSET was about to enter into a transaction which would result in a change by more than five percent (5%) in the ownership interest in SSET and the creation of the Trust Agreement and the transfer of the ownership of CTSI was done to comply with certain rules of the FCC. In July 1998, SSET, CTSI and the Trustee determined that the Trust Agreement should be terminated, and by agreement entered into July 16, 1998 among SSET, CTSI and the Trustee (the "Agreement for Termination of the Trust") the Trust was terminated and the ownership interest of CTSI reconveyed by the Trustee to SSET. The Agreement for Termination of the Trust is included as an exhibit.

         Effective December 22, 1997, CTSI entered into an agreement with Western Wireless Corporation ("Western") under which agreement the parties agreed to seek approval of the FCC for the transfer by CTSI of its authorization to operate a cellular telephone system in Boone, Nebraska RSA, and that application was approved and the transfer by CTSI to Western effected June 22, 1998. On the transfer to Western, CTSI received $6,960,000, and after the payment of all expenses and liabilities arising from the obtaining of the license and its transfer, and the termination of the trust, and including compensation to the Trustee, CTSI has net assets of approximately $5.8 million, prior to provision for taxes.

         SSET reacquired the stock ownership interest of CTSI from Mr. Pritchard concurrent with the execution of the Agreement for Termination of the Trust. There is no material relationship between Mr. Pritchard, or any of his affiliates, on the one hand, and the Company and any of its affiliates, any director or officer


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of the Company, or any associate of any director or officer of the Company, on the other hand, other than that arising out of the creation of the Trust Agreement, the ownership of the CTSI stock interest thereunder, and the Agreement for Termination of the Trust. In 1989 Mr. Pritchard was an officer, director and principal shareholder of SSET. Mr. Pritchard has not been a director or officer, or held any material ownership interest in SSET in the past five (5) years. G. Donald Markle, secretary of SSET, became a director and secretary of CTSI in December 1997, and still holds such positions.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial Statements. No financial statements are filed with this report. Financial statements required to be filed will be filed on or before September 29, 1998.

                  (c)      Exhibit.

                  10.30 Trust Agreement among SSE Telecom, Inc., Corporate Telecom Services, Inc. and Wilbur
                                  L. Pritchard dated February 23, 1989
                                  (incorporated by reference to Exhibit 4
                                  filed with Form 8-K on March 2, 1989, No.
                                  33-10965).

                  10.31 Agreement dated July 16, 1998 among SSE Telecom, Inc., Corporate Telecom Services, Inc. and Wilbur L. Pritchard. Exhibits to the Agreement are not filed; registrant undertakes to furnish supplementally a copy of the omitted exhibit to the Commission upon request.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 27, 1998                     SSE Telecom, Inc.



                                        By:   Leon F. Blachowicz /s/
                                           Leon F. Blachowicz, President
                                           and Chief Executive Officer





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                                INDEX TO EXHIBITS

                                                                        Page No.


10.30 Trust Agreement among SSE Telecom, Inc., Corporate Telecom Services, Inc. and Wilbur L. Pritchard dated February 23, 1989 (incorporated by reference to Exhibit 4 filed with Form 8-K on March 2, 1989, No. 33-10965).

10.31 Agreement dated July 16, 1998 among SSE Telecom, Inc., Corporate Telecom Services, Inc. and Wilbur
                  L. Pritchard. Exhibits to the Agreement are not filed; registrant undertakes to furnish supplementally a copy of the omitted exhibit to the Commission upon request.